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Hong Kong                    WANG FAMILY TRUST LTD.                      Toronto
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Advanced Optics Electronics, Inc.                             18 September, 2001
8301 Washington St.  NE
Albuquerque, NM 87113 U.S.A.

Attn:    Mr. Leslie S. Robbins

     This will confirm our request and your agreement thereto concerning the construction of "Display Unit A" described in our Purchase Agreement of 01.15.01 with your company.

     You have agreed to modify the construction of Unit A to incorporate your company's recently developed technology (U.S. Patent applied for 02.16.01 No. 09587376) to facilitate wide area data distribution of pictures and other images to multiple locations within a time interval of approximately fifteen seconds.

     We agree to permit your company and/or an advertising agency you will designate to utilize Unit A for promotional purposes and to make the completed board available for up to eight daytime hours per day for a maximum of six days upon fifteen days advanced notice. We shall have the right to designate the name of two of our advertising clients to be featured in any "promos" you produce using our flat panel display.

     It is understood that Unit A will be delivered pursuant to the above Purchase Agreement on or before 02.14.02 at no additional cost or charge to our company and all other terms and conditions of the Purchase Agreement shall remain unchanged and in full force and effect. Please return a signed counterpart of this letter for our file.

     Yours faithfully,



     WANG FAMILY TRUST LTD.                  21 September, 2001

                                             ADVANCED OPTICS
                                             ELECTRONICS INC.


     By:  /s/  L WANG                        By  /s/ LESLIE ROBINS
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     President                               Executive Vice-President